UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On June 26, 2008, Kansas City Southern (the "Company") announced that its wholly-owned subsidiary, The Kansas City Southern Railway Company ("KCSR"), executed a Confidential Severance Agreement and Full and General Release (the "Severance Agreement") between KCSR and Arthur L. Shoener, the former President and Chief Operating Officer of the Company and former President and Chief Executive Officer of KCSR, in connection with Mr. Shoener's previously announced resignation.

The Severance Agreement provides for the following cash payments from the Company to Mr. Shoener: (a) a lump sum cash payment of $371,903 to address any earned but unused vacation, relocation expenses and any other claims of compensation under any plan, program or other benefit offered by KCSR; (b) twenty-four monthly installments of $55,970 each, beginning on the next regular pay day following the expiration of the revocation period; and (c) a lump sum cash payment in December 2008 of $268,657.

In addition, KCSR has agreed to provide medical coverage under KCSR's medical plan, as it exists from time to time, to Mr. Shoener and his eligible dependents, provided he timely elects to continue such coverage for himself and/or his eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and continues to timely pay the cost of such coverage at the rate that would be charged to an active employee with similar coverage. Such payment will cease upon the earlier of Mr. Shoener or his eligible dependents ceasing to be eligible for COBRA coverage for any reason (including expiration of such coverage) or upon Mr. Shoener becoming eligible for comparable medical coverage in connection with his subsequent employment.

In consideration these severance benefits, Mr. Shoener has agreed that with respect to KCSR and its affiliates, he releases any claims he may have, will not compete while receiving such benefits and will maintain the confidentiality of their proprietary information.

The above description of the Severance Agreement is a summary and is qualified in its entirety by reference to the terms of the Severance Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Confidential Severance Agreement and Full and General Release dated June 26, 2008, between The Kansas City Southern Railway Company and Arthur L. Shoener is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

July 2, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Confidential Severance Agreement and Full and General Release dated June 26, 2008, between The Kansas City Southern Railway Company and Arthur L. Shoener.